UNITED STATES
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STOCK YARDS BANCORP, INC.
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Stock Yards Bancorp Changes to Virtual-Only Annual Meeting of Shareholders For 2020

Meeting Will Be Held, as Scheduled, on April 23, 2020, Through a Live Audio Webcast

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 8, 2020--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today announced that its annual meeting of shareholders for 2020 has been changed to a virtual-only meeting format due to the public health impact of the coronavirus pandemic (COVID‑19). The Company believes that this action is necessary to accommodate current stay-at-home and travel restrictions and support the health and well-being of its shareholders, employees, directors, other meeting participants and the community. The meeting will now be conducted through a live audio webcast and shareholders will not be able to attend in person at a physical location.

The Annual Meeting will be held, as scheduled, on Thursday, April 23, 2020, at 10:00 a.m. Eastern Daylight Time. Further information regarding the change to a virtual Annual Meeting can be found in the proxy statement supplement to be mailed to shareholders and filed by the Company with the Securities and Exchange Commission on or about April 10, 2020. As described in the previously distributed proxy materials dated March 13, 2020, you are entitled to participate in the Annual Meeting if you were a shareholder as of close of business on February 28, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker or other nominee.

To attend the virtual Annual Meeting, go to www.virtualshareholdermeeting.com/SYBT2020, and enter your 16-digit control number found in the proxy materials you received. Shareholders may submit questions in advance of the meeting, and they also will have the opportunity to vote their shares electronically and submit questions during the virtual event using the directions on the meeting website that day. Technical assistance will be available for those attending the meeting.

Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. Shareholders who have previously mailed proxies or voted by telephone or the Internet do not need to take any further action.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $3.7 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on the NASDAQ Global Select Market under the symbol SYBT. For more information about Stock Yards Bancorp, visit the Company’s website at www.syb.com.

Contacts

T. Clay Stinnett
Executive Vice President, Treasurer and Chief Financial Officer
(502) 625-0890